As filed with the Securities and Exchange Commission on September 27, 2010
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VIASAT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0174996 (I.R.S. Employer Identification No.)

6155 El Camino Real
Carlsbad, California 92009
(760) 476-2200
(Address of Principal Executive Offices)

1996 Equity Participation Plan of ViaSat, Inc.
(Full Title of the Plan)

Keven K. Lippert, Esq.
Vice President, General Counsel and Secretary
ViaSat, Inc.
6155 El Camino Real
Carlsbad, California 92009
(760) 476-2200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Craig M. Garner, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
(858) 523-5400

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
	Amount	Maximum	Aggregate	Amount of
Title of Each Class of	to be	Offering Price	Offering	Registration
Securities to be Registered	Registered (1) (2)	Per Share	Price	Fee
Common stock, $0.0001 par value	4,800,000 shares	$38.99(3)	$187,152,000.00	$13,343.94

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the 1996 Equity Participation Plan of ViaSat, Inc. (the “Plan”) as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of ViaSat, Inc. (“ViaSat”) common stock.

(2)	Covers 4,800,000 additional shares of ViaSat common stock available for issuance under the Plan pursuant to an amendment to the Plan approved by the stockholders of ViaSat on September 22, 2010. The Plan authorizes the issuance of a maximum of 17,400,000 shares of common stock. However, the offer and sale of 12,600,000 shares of common stock, which have been or may be issued under the Plan, have previously been registered pursuant to prior Form S-8 registration statements (Commission File Nos. 333-21113, 333-68757, 333-67010, 333-109959 and 333-153828).

(3)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of ViaSat common stock as reported on the Nasdaq Global Select Market on September 20, 2010, because the offering price of the securities to be granted in the future is not currently determinable.
Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the Plan are granted, exercised and/or distributed.

EXPLANATORY NOTE
     This registration statement on Form S-8 is filed by ViaSat to register an additional 4,800,000 shares of ViaSat common stock for issuance under the Plan pursuant to an amendment to the Plan approved by the stockholders of ViaSat on September 22, 2010. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 registration statements (Commission File Nos. 333-21113, 333-68757, 333-67010, 333-109959 and 333-153828) are incorporated herein by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     ViaSat hereby incorporates the following documents in this registration statement by reference:
(a)	ViaSat’s Annual Report on Form 10-K for the fiscal year ended April 2, 2010 filed with the Securities and Exchange Commission (“SEC”) on June 1, 2010, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on August 3, 2010;

(b)	ViaSat’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2010;

(c)	ViaSat’s Current Reports on Form 8-K filed with the SEC on May 26, 2010, August 4, 2010 and September 24, 2010;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by ViaSat’s Annual Report on Form 10-K referred to in clause (a) above; and

(e)	The description of ViaSat common stock set forth in ViaSat’s registration statement on Form 8-A filed with the SEC on November 20, 1996, including any amendment or report filed for the purpose of updating such description.
     In addition, all documents filed by ViaSat pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
     Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.
     The Exhibit Index on page 5 is incorporated herein by reference as the list of exhibits required as part of this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on September 27, 2010.

ViaSat, Inc.
By:	/s/ Mark D. Dankberg
Mark D. Dankberg
Chairman and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Mark D. Dankberg and Keven K. Lippert, jointly and severally, his attorneys-in-fact, each with the full power of substitution, for him in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark D. Dankberg Mark D. Dankberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 27, 2010

/s/ Ronald G. Wangerin Ronald G. Wangerin	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 27, 2010

/s/ Robert W. Johnson Robert W. Johnson	Director	September 27, 2010

B. Allen Lay	Director

/s/ Jeffrey M. Nash Jeffrey M. Nash	Director	September 27, 2010

/s/ John P. Stenbit John P. Stenbit	Director	September 27, 2010

/s/ Michael B. Targoff Michael B. Targoff	Director	September 27, 2010

/s/ Harvey P. White Harvey P. White	Director	September 27, 2010

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
5.1	Opinion of Latham & Watkins LLP					X
10.1	1996 Equity Participation Plan of ViaSat, Inc. (As Amended and Restated Effective September 22, 2010)	8-K	000-21767	10.1	9/24/2010
10.2	Form of Stock Option Agreement for the 1996 Equity Participation Plan of ViaSat, Inc.	8-K	000-21767	10.2	10/2/2008
10.3	Form of Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of ViaSat, Inc.	8-K	000-21767	10.3	10/2/2008
10.4	Form of Executive Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of ViaSat, Inc.	8-K	000-21767	10.4	10/2/2008
10.5	Form of Non-Employee Director Restricted Stock Unit Award Agreement for the 1996 Equity Participation Plan of ViaSat, Inc.	8-K	000-21767	10.3	10/5/2009
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (see signature page)					X

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